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                                                                    EXHIBIT 99.2

PROXY

                                  WEBMD, INC.
    400 THE LENOX BUILDING, 3399 PEACHTREE ROAD NE., ATLANTA, GEORGIA 30326

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WEBMD, INC.
    FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD__________________, 1999


The undersigned holder of common stock of WEBMD, INC. hereby appoints _____________________ and _____________________ as proxies, for the undersigned with full power of substitution, to represent and to vote as specified in this Proxy all capital stock of WEBMD, INC. that the undersigned stockholder would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on __________________, __________, 1999 at _______ a.m. local time, at the offices of WEBMD, INC., 400 The Lennox Building, 3399 Peachtree Road NE, Atlanta, Georgia 30326 and at any adjournments or postponements of the Special Meeting. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE, AND IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF WEBMD, INC. EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE. TO VOTE AT THE SPECIAL MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF WEBMD, INC., YOU MAY SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX.

     PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


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                                                                                                                   PLEASE MARK
                                                                                                                     VOTING AS   [X]
                                                                                                                     IN THIS
                                                                                                                     EXAMPLE

1. To approve and adopt a          FOR     AGAINST    ABSTAIN         2. To approve the acceleration    FOR     AGAINST    ABSTAIN
   merger agreement with                                                 of vesting provisions in stock
   Healtheon Corporation and                                             options held by some WEBMD
   approve a merger that will      [   ]    [    ]      [    ]           employees upon completion      [   ]    [    ]      [    ]
   cause WEBMD to become a whole                                         of the merger.
   owned subsidiary of Healtheon.


                                                                           In their discretion, the proxies are authorized to
                                                                           vote upon such other business as may properly
                                                                           come before the Special Meeting.

                                                                           The undersigned acknowledges receipt of the
                                                                           accompanying Notice of Special Meeting of
                                                                           Stockholders and Proxy Statement.

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Signature(s): ____________________________________ Date: _________________, 1999
Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When the shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.
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